UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 29, 2013 (July 25, 2013)

SEQUENTIAL BRANDS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-16075	86-0449546

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1065 Avenue of the Americas, 30th Floor, New York, NY 10018

(Address of Principal Executive Offices/Zip Code)

1065 Avenue of the Americas, Suite 1705, New York, NY 10018

(Former name or former address, if changed since last report.)

(646) 564-2577

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Witten communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 25, 2013, Sequential Brands Group, Inc. (“Sequential”) entered into securities purchase agreements (the “Purchase Agreements”) with certain accredited investors (the “Investors”), pursuant to which Sequential agreed to sell to the Investors an aggregate of 8,000,000 shares of Sequential’s common stock, par value $0.001 (the “Securities”), at a purchase price of $5.50 per share, for a total offering amount of $44 million (the “Offering”). Certain affiliates of Sequential, including a fund affiliated with Tengram Capital Associates, LLC of which three of Sequential’s board members are controlling members, agreed to purchase 257,273 Securities in the Offering. The foregoing description of the Purchase Agreements is a summary and is qualified in its entirety by reference to the form of Purchase Agreements attached as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference.

As contemplated by the Purchase Agreements, on July 26, 2013 (the “Closing Date”), Sequential entered into registration rights agreements with the Investors (the “Registration Rights Agreements”). The Registration Rights Agreements require Sequential to file a resale shelf registration statement (the “Resale Shelf”) for the Securities purchased by each Investor in the Offering, and certain other investors granted piggyback rights thereunder, within 75 days of the Closing Date (the “Filing Deadline”) and to use its commercially reasonable efforts to cause the Resale Shelf to become effective as promptly thereafter as practicable but in any event not later than 90 days after the Filing Deadline if Sequential receives comments from the Securities and Exchange Commission (the “SEC”), or 30 days after the Filing Deadline, if Sequential does not receive comments from the SEC (such applicable date, the “Effectiveness Deadline”), subject to certain permitted extensions upon the occurrence of certain events. Subject to certain restrictions, Sequential’s obligations to file and to cause the Resale Shelf to become effective may be suspended for a period of time, upon written notice to the Investors, if Sequential determines in its reasonable good faith judgment that it is in an Acquisition Event Period, as defined in the Registration Rights Agreements. If Sequential fails to meet the Filing Deadline or the Effectiveness Deadline, subject to certain grace periods provided for in the Registration Rights Agreements, Sequential will be required to pay liquidated damages to the Investors. The Registration Rights Agreements provide for restrictions such as suspension and blackout periods. The Registration Rights Agreements also provide for customary indemnification and contribution provisions, subject to certain exceptions for a specific investor. In the event the Investors no longer hold “Registrable Securities,” as defined in the Registration Rights Agreements, notwithstanding the foregoing, Sequential may not be obligated to put up the Resale Shelf.

The foregoing description of the Registration Rights Agreements may not contain all of the information that is important to you and is qualified in its entirety by reference to the full text of the Registration Rights Agreements, which are attached as Exhibits 10.3 and 10.4 hereto and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information contained in Item 1.01 with respect to the Purchase Agreements is hereby incorporated by reference. The Securities issued and sold in the Offering were offered and sold in transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Rule 506 of Regulation D promulgated thereunder (“Regulation D”). Each Investor represented that it was an “accredited investor” as defined in Regulation D.

The Securities issued may not be offered or sold in the United States absent registration or exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, are an offer to sell or the solicitation of an offer to buy any of Sequential’s Securities.

Item 7.01 Regulation FD Disclosure

On July 29, 2013, Sequential issued a press release announcing the closing of the Offering, which is attached hereto as Exhibit 99.1. Pursuant to General Instruction B.2 of Form 8-K and Securities and Exchange Commission Release No. 33-8176, the information contained in the press release furnished as an exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such a filing. In addition, the press release contains statements intended as “forward-looking statements” which are subject to the cautionary statements about forward-looking statements set forth in such press release.

Item 9.01 Financial Statements and Exhibits

(a) Exhibits.

Exhibit Number	Description
10.1	Form of Purchase Agreement No. 1, entered into July 25, 2013.
10.2	Form of Purchase Agreement No. 2, entered into July 25, 2013.
10.3	Form of Registration Rights Agreement No. 1, entered into July 26, 2013.
10.4	Form of Registration Rights Agreement No. 2, entered into July 26, 2013.
99.1	Press release issued by Sequential on July 29, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUENTIAL BRANDS GROUP, INC.

Date: July 29, 2013	By:	/s/ Gary Klein
Name: Gary Klein Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Purchase Agreement No. 1, entered into July 25, 2013.
10.2	Form of Purchase Agreement No. 2, entered into July 25, 2013.
10.3	Form of Registration Rights Agreement No. 1, entered into July 26, 2013.
10.4	Form of Registration Rights Agreement No. 2, entered into July 26, 2013.
99.1	Press release issued by Sequential on July 29, 2013.